AMENDMENT TO MASTER SUB-ACCOUNTING SERVICES AGREEMENT

(Registered Funds)

This Amendment to Master Sub-Accounting Services Agreement (“Amendment”) is made as of June 25, 2021, by and between the Putnam entity identified on Appendix A (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Accounting Agent”).

WHEREAS, the Administrator and the Sub-Accounting Agent entered into that certain Sub-Accounting Services Agreement dated as of January 1, 2007 (as amended, modified and supplemented from time to time, the “Agreement”); and

WHEREAS, the Administrator and Sub-Accounting Agent desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the Administrator and the Sub-Accounting Agent hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Section 6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement shall continue in full force and effect until December 31, 2021, unless the Administrator provides written notice to Sub-Accounting Agent of the Administrators’ intent either to renew this Agreement for an additional term or to terminate this Agreement, which notice shall be provided by the Administrator to the Sub-Accounting Agent no later than December 31, 2021 (“Administrator Notice”). If the Administrator provides an Administrator Notice pursuant to which the Administrator elects to terminate this Agreement, this Agreement shall then terminate one hundred eighty (180) days after the last day of the month during which the Administrator Notice is provided (the effective date of such termination being referred to as the “Termination Date”), subject to any Extension Period (as defined below) and any additional extension as the parties may agree to separately in writing. Upon termination of this Agreement pursuant to this paragraph, upon receipt of a final bill from the Sub-Accounting Agent, the Administrator shall pay all accrued and unpaid fees under this Agreement. If the Administrator provides a Administrator Notice pursuant to which the Administrator elects to renew the Agreement, the parties will engage in good faith negotiations to enter into an extension or an amendment and restatement of this Agreement on mutually acceptable terms (“Extension”), and this Agreement shall continue in full force and effect until such time as the parties execute the Extension, subject to either party’s right to give one hundred eighty (180) days’ prior written notice of its intention to terminate the Agreement  (subject to any Extension Period and any additional extension as the parties may agree to separately in writing) in the event that, in its reasonable judgement, substantial good faith progress toward agreement of an Extension is not being made. If this Agreement is terminated, the Sub-Accounting Agent shall, at the reasonable request of the Administrator, and subject to the consent of the Sub-Accounting Agent (which consent shall not be unreasonably withheld or delayed), continue to provide services hereunder for a period (the "Extension Period") not to exceed ninety (90) days from the Termination Date, and the compensation payable to the Sub-Accounting Agent for its services and expenses during such Extension Period shall not exceed one hundred and five percent (105%) (per annum) of the compensation last agreed upon by each Administrator and the Sub-Accounting Agent and in effect immediately prior to the Termination Date.”

2.       Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

3.       Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth above.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

PUTNAM INVESTMENT MANAGEMENT, LLC

By:	/s/ Michael J. Woodall
Name:	Michael J. Woodall
Title:	Chief of Operations

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael T. Goonan
Name:	Michael T. Goonan
Title:	Executive Vice President

Information Classification: Limited Access
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APPENDIX A

to

Master Sub-Accounting Services Agreement

FUND/PORTFOLIO	Putnam Fund #	State Street Fund #

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund	259	38MY
Putnam Dynamic Asset Allocation Conservative Fund	264	38MZ
Putnam Dynamic Asset Allocation Growth Fund	250	38MX
Putnam Income Strategies Portfolio	VC9	38AK

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND	027	38Q5
PUTNAM CONVERTIBLE SECURITIES FUND	008	38QG
PUTNAM DIVERSIFIED INCOME TRUST	075	38MS
PUTNAM LARGE CAP VALUE FUND (f/k/a PUTNAM EQUITY INCOME FUND)	012	38QH

PUTNAM FUNDS TRUST
on behalf of:
Putnam Short Duration Bond Fund	EB3	38V5
Putnam Fixed Income Absolute Return Fund	EC3	38V6
Putnam Multi-Asset Absolute Return Fund	ED8	38V8
Putnam Capital Spectrum Fund	GA6	38VW
Putnam Dynamic Asset Allocation Equity Fund	FL7	38ZA
Putnam Dynamic Risk Allocation Fund	EC2	38BG
Putnam Emerging Markets Equity Fund	CT2	38P4
Putnam Equity Spectrum Fund	GA7	38VX
Putnam Floating Rate Income Fund	29X	38PJ
Putnam Focused Equity Fund	EL8	38VE
Putnam Global Technology Fund	EM7	38VF
Putnam Intermediate-Term Municipal Income Fund	ND5	38AM
Putnam International Value Fund	2CE	38ND
Putnam Multi-Cap Core Fund	HF8	38WG
Putnam Ultra Short Duration Income Fund	LU7	38BE
Putnam Short Term Investment Fund	NB2	38AJ
Putnam Short-Term Municipal Income Fund	NC7	38AL
Putnam Small Cap Growth Fund	2HF	38NI
Putnam Mortgage Opportunities Fund	PZ4	38PO
Putnam Focused International Equity Fund (f/k/a PUTNAM GLOBAL EQUITY FUND)	005	38QE

Information Classification: Limited Access
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PUT EMERG MKTS SM CAP EQ LLP	UG8	38BF
PUTNAM GLOBAL HEALTH CARE FUND	021	38QJ
PUTNAM GLOBAL INCOME TRUST	041	38QL
Putnam High Yield Fund	060	38MI
PUTNAM INCOME FUND	004	38QD
PUTNAM INTERNATIONAL EQUITY FUND	841	38NX

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Growth Opportunities Fund	2AP	38QR
Putnam International Capital Opportunities Fund	2AZ	38PG
Putnam Sustainable Future Fund	2OV	38NO
Putnam Research Fund	2AQ	38NB
Putnam Small Cap Value Fund	2MF	38NL
Putnam Government Money Market Fund	QW2	38GM

PUTNAM MANAGED MUNICIPAL INCOME TRUST	052	38R1
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND	845	38RD
PUTNAM MASTER INTERMEDIATE INCOME TRUST	074	38MR
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND	847	38RF
PUTNAM MONEY MARKET FUND	010	38Q2
Putnam Sustainable Leaders Fund	852	38NY
PUTNAM MUNICIPAL OPPORTUNITIES TRUST	582	38RB
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND	019	38Q4
PUTNAM NEW YORK TAX EXEMPT INCOME FUND	030	38Q6
PUTNAM OHIO TAX EXEMPT INCOME FUND	848	38RG
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND	047	38R0
PUTNAM PREMIER INCOME TRUST	073	38MQ

PUTNAM TARGET DATE FUNDS
on behalf of:
Putnam RetirementReady 2065 Fund	WJ7	38B2
Putnam RetirementReady 2060 Fund	QN8	38KH
Putnam RetirementReady 2055 Fund	KT2	38KB
Putnam RetirementReady 2050 Fund	7CR	FFAM
Putnam RetirementReady 2045 Fund	40M	FFAD
Putnam RetirementReady 2040 Fund	40F	FFAB
Putnam RetirementReady 2035 Fund	49Y	FFAL
Putnam RetirementReady 2030 Fund	49R	FFAJ
Putnam RetirementReady 2025 Fund	49K	FFAI
Putnam RetirementReady Maturity Fund	48P	FFAF

Putnam Retirement Advantage 2025 Fund	UU4	38BL
Putnam Retirement Advantage 2030 Fund	UU5	38BN

Information Classification: Limited Access
4

Putnam Retirement Advantage 2035 Fund	UU6	38BP
Putnam Retirement Advantage 2040 Fund	UU7	38BQ
Putnam Retirement Advantage 2045 Fund	UU8	38BR
Putnam Retirement Advantage 2050 Fund	UU9	38BS
Putnam Retirement Advantage 2055 Fund	UV2	38BU
Putnam Retirement Advantage 2060 Fund	UV3	38BV
Putnam Retirement Advantage 2065 Fund	WJ8	38B1
PUTNAM RET ADVANTAGE 2065 TRUST	WN3	38B8
Putnam Retirement Advantage Maturity Fund	UV4	38BM
Putnam 529 Age-Based 2021 Fund	WK2	38B3

PUTNAM TAX EXEMPT INCOME FUND	011	38Q3

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam Strategic Intermediate Municipal Fund (f/k/a Putnam AMT-Free Municipal Fund)	035	38Q7
Putnam Tax-Free High Yield Fund	036	38Q8

Putnam Mortgage Securities Fund	032	38MF

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Multi-Asset Absolute Return Fund	LC3	38AD
Putnam VT Mortgage Securities Fund	2PX	38NP
Putnam VT Small Cap Growth Fund	23K	38QO
Putnam VT Diversified Income Fund	961	38PA
Putnam VT Equity Income Fund	23N	38QP
Putnam VT George Putnam Balanced Fund	2IS	38QV
Putnam VT Global Asset Allocation Fund	070	38MO
Putnam VT Global Equity Fund	016	38QI
Putnam VT Global Health Care Fund	2IW	38QW
Putnam VT Growth Opportunities Fund	2PU	38QY
Putnam VT High Yield Fund	067	38MN
Putnam VT Income Fund	068	38QM
Putnam VT International Equity Fund	2DO	38NF
Putnam VT Emerging Markets Equity Fund	2DP	38NG
Putnam VT International Value Fund	2DN	38NE
Putnam VT Multi-Cap Core Fund	2IO	38QU
Putnam VT Government Money Market Fund	069	38R5
Putnam VT Sustainable Leaders Fund	098	38PF
Putnam VT Sustainable Future Fund	23H	38MV
Putnam VT Research Fund	2LA	38PH
Putnam VT Small Cap Value Fund	2MJ	38NM

Information Classification: Limited Access
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George Putnam Balanced Fund	001	38QA

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam PanAgora Risk Parity Fund	SP2	38PU

Putnam PanAgora Market Neutral Fund	SL6	38PW
Putnam PanAgora Managed Futures Strategy Ltd.	SN8	38PY

Putnam ETF Trust
Putnam Focused Large Cap Growth ETF
Putnam Focused Large Cap Value ETF
Putnam Sustainable Future ETF
Putnam Sustainable Leaders ETF

Information Classification: Limited Access
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